Exhibit 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation 1165(e) Plan for employees in Puerto Rico.

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	February 4, 2009

/s/ Betty C. Alewine	Director	February 4, 2009

Betty C. Alewine

/s/ Verne G. Istock	Director	February 4, 2009

Verne G. Istock

/s/ Barry C. Johnson	Director	February 4, 2009

Barry C. Johnson

/s/ William T. McCormick, Jr.	Director	February 4, 2009

William T. McCormick, Jr.

/s/ Donald R. Parfet	Director	February 4, 2009

Donald R. Parfet

Signature	Title	Date

/s/ Bruce M. Rockwell	Director	February 4, 2009

Bruce M. Rockwell

/s/ David B. Speer	Director	February 4, 2009

David B. Speer

/s/ Joseph F. Toot, Jr.	Director	February 4, 2009

Joseph F. Toot, Jr.

/s/ Theodore D. Crandall Theodore D. Crandall	Senior Vice President and Chief Financial Officer (principal financial officer)	February 4, 2009

/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	February 4, 2009

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	February 4, 2009

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